Exhibit 99(M)













                      PACIFIC ANIMATED IMAGING CORPORATION

                        INCENTIVE STOCK OPTION PLAN NO. 3


                             Effective May 22, 1997


















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         1.  Definitions..................................................  1
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         2.  Purpose......................................................  1
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         3.  Administration...............................................  1
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         4.  Shares Subject to Plan.......................................  2
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         5.  Eligible Employees...........................................  2
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         6.  Restrictions on Eligibility..................................  2
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         7.  Allotment of Shares..........................................  2
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         8.  Grant of Option..............................................  2
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         9.  Option Price.................................................  2
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         10. Option Period................................................  3
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         11. Termination of Option........................................  3
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         12. Rights in Event of Termination of Service, Retirement,
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               Disability or Death........................................  3
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         13. Payment and Notice of Exercise...............................  3
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         14. Exercise of Option...........................................  4
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         15. Changes in Capital Structures................................  4
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         16. Nontransferability...........................................  5
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         17. Transfers of Stock Received Upon Exercise....................  5
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         18. Re-Issuance of Shares........................................  5
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         19. Interpretation...............................................  5
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         20. Term of Plan, Amendment, Discontinuance......................  5
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         21. Effect of the Plan, etc......................................  6
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         22. Governing Law................................................  6
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                      PACIFIC ANIMATED IMAGING CORPORATION
                      ------------------------------------

                        INCENTIVE STOCK OPTION PLAN NO. 3
                        ---------------------------------

              1.  Definitions.   As used herein, the following terms shall have
the following meanings:

                  (a) "Board" shall mean the Board of Directors of Pacific Animated Imaging Corporation.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference herein to specific sections of the Code shall include references to any successor provisions to such sections.

                  (c) "Committee" shall mean the committee appointed by the Board pursuant to Section 3. of this Plan to administer this Plan.

                  (d) "Company" shall mean Pacific Animated Imaging Corporation and its subsidiaries, if any.

                  (e) "Effective Date" shall mean the date this Plan is approved by the stockholders of Pacific Animated Imaging Corporation, as provided in
Section 19. hereof.

                  (f) "Option Period" shall mean the period during which an option granted under this Plan shall be exercisable, as set forth in Section 10. hereof.

                  (g) "Subsidiary", for purposes of this Plan, shall mean any corporation (or similar organization) of which the Company owns, directly or indirectly, more than 50% of the total voting power of all classes of stock entitled to vote therein.

              2. Purpose. The purpose of this Plan is to increase the interest in the welfare of the Company of those employees of the Company who have made valuable contributions to the business of the Company, to furnish such employees with an incentive to continue their services to the Company, and to attract able personnel to the employ of the Company through the grant to such employees of options to purchase shares of the Company's Common Stock. The Company intends that options granted pursuant to the provisions of this Plan will qualify as "incentive stock options" within the meaning of Section 422 of the Code.

              3. Administration. This Plan shall be administered by the Board or a committee (the "Committee") of not less than two (2) members of the Board. Members of the Committee shall be appointed, and vacancies shall be filled, by the Board. No member of the Board or Committee shall participate in any action by the Board or Committee which allots or grants options to him/her personally.



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              4.  Shares Subject to Plan.  Options may be granted from time to time under this Plan providing for the purchase of not more than eighty thousand (80,000) shares of the common stock, par value $.0001 per share, of the Company ("Common Stock"), as constituted on the Effective Date (subject to adjustment pursuant to Section 15.), plus such number of such shares as may become available for reissuance pursuant to Section 17. Shares of authorized and unissued Common Stock reacquired by the Company and held in its Treasury, as from time to time determined by the Board, may be issued upon exercise of options granted under this Plan.

              5. Eligible Employees. Except as provided in Section 6. hereof, employees of the Company who are designated by the Board or the Committee shall be eligible to be granted options under this Plan. Said designated employee shall hereinafter be referred to as "Participant".

              6. Restrictions on Eligibility. No option shall be granted under this Plan to any employee who, immediately before the option is granted, owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of (i) the Company or (ii) any of the Company's subsidiaries (within the meaning of Section 422(b)(6) of the Code and the Treasury Regulations thereunder), unless (a) at the time of such grant the option price is at least one hundred ten (110%) percent of the fair market value of the shares represented by such option on that date, and (b) such option is not exercisable after the expiration of five (5) years from the date of grant.

              7. Allotment of Shares. The grant of an option to an eligible employee under this Plan shall not be deemed either to entitle such employee to, or to disqualify such employee from, participation in any other grant of options under this Plan.

              8. Grant of Option. Except as otherwise provided in Section 6., options may be granted under this Plan from time to time prior to the expiration of ten (10) year period commencing with the Effective Date. The aggregate fair market value (determined as of the date such options are granted) of the stock with respect to which incentive stock options are exercisable for the first time by such Participant in any calendar year under all stock option plans of the Company and its subsidiaries shall not exceed one hundred thousand ($100,000) dollars, or such other amount as may be specified from time to time in Section 422(b)(7) of the Code. Grants under this Plan shall be made only by resolution adopted by Board or the Committee. The grant of an option under this Plan shall commence to have legal force and effect at the time of adoption by the Board or the Committee of the resolutions making the grant, and the employee to whom such option is granted shall become a Participant in this Plan at such time.

              9. Option Price. Except as otherwise provided in Section 6., the price at which the Common Stock may be purchased upon the exercise of an option granted under this Plan shall be fixed by the Board or the Committee but shall be not less than the fair market value of such shares on the date on which the option is granted. The fair market value of such shares shall be determined in

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accordance with the provisions of the Code and Treasury Regulations promulgated thereunder.

             10. Option Period. Subject to the provisions of Section 14. below, an option granted under this Plan may be exercised during the period (the "Option Period") which begins on the date the option is granted (or such other time as may be determined by the Committee as set forth in the resolutions evidencing the grant of the option) and which ends

                  (a)      on the earlier of

                           (i)      the  expiration  of 10 years (5 years in the
case of an employee described in Section 6.) after the date the option is granted; or

                           (ii)     the  termination of the  Participant's
employment with the Company (within the meaning of Section 422(a)(2) of the Code) for any reason except as provided in Section 12. of this Plan; or

                  (b) such shorter period of time as may be determined by the Board or the Committee, as set forth in the resolution evidencing the grant of the option.

             11. Termination of Option. All rights to exercise an option granted under this Plan shall terminate at the end of the Option Period, as described in Section 10. above.

             12. Rights in Event of Termination of Service, Retirement, Disability or Death. If a Participant terminates service with the Company, retires from the Company on or after attainment of age 65, has his/her employment by the Company terminated due to disability (within the meaning of Section 22(e)(3) of the Code, as determined by the Board or the Committee) or dies without having fully exercised an option granted under this Plan, the Participant, his/her representative or custodian (in the event of his/her incompetency), or the executors, administrators, legatees or distributees of his/her estate (in the event of his/her death) shall have the right, for a period of three (3) months after the date of his/her termination of service, retirement or death or for a period of one (1) year after the date of his/her termination of employment due to disability, to exercise the unexercised and unexpired portion, if any, of such option, in whole or in part, to the same extent that the Participant could have exercised such option before the expiration of such three-month or one-year period had the Participant continued to be an employee of the Company.

             13. Payment and Notice of Exercise. Full payment of the purchase price for shares purchased upon the exercise, in whole or in part, of an option granted under this Plan shall be made at the time of such exercise. The purchase price may be paid for with cash, stock in the Company, or a combination thereof. No such shares shall be issued or transferred to a Participant until full payment therefor has been made and the Participant has delivered his/her written Notice of Exercise of the respective options to the Company at its principal office, and a Participant who is not already a

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stockholder at the time of the issue shall have none of the rights of a stockholder until shares are issued or transferred to him/her.


             14. Exercise of Option. No option under this Plan shall be exercisable at any time by a Participant to whom an "incentive stock option" (as such term is defined in Section 422 of the Code) has previously been granted prior to December 31, 1986 while such previously granted incentive stock option is "outstanding" (within the meaning of Section 422 of the Code), in whole or in part. Unless the Board or Committee otherwise directs, options granted hereunder shall be exercisable by a Participant pursuant to the Vesting Formula defined below, provided the Participant is employed by Company on the Allocation Dates as defined below. On the original date of grant the Participant shall have the right to purchase as much as twenty (20%) percent of the shares of Common Stock which are the subject of his/her option. On the first anniversary of the original date of grant and on the second, third and fourth anniversary of the original date of grant thereafter, Participant shall have the right to purchase as much as an additional twenty (20%) percent of the shares of Common Stock which are the subject of his/her option. As of the fourth anniversary of the original date of grant, Participant shall have given the right to purchase one hundred (100%) percent of the shares of Common Stock which are the subject of his/her option. The Allocation Dates are the above mentioned four (4) anniversary dates of the original date of grant. Options granted under this Plan shall otherwise be exercisable during the Option Period at such times, in such amounts, in accordance with such terms and conditions, and subject to such restrictions as may be determined by the Board or Committee, and as are set forth in the resolutions and the Notice of Grant evidencing a Participant's exercise of such options. In no event shall an option be exercised or shares be issued pursuant to an option if any applicable laws shall not have been conformed with or if requisite approval or consent of any governmental authority having jurisdiction over the exercise of the options or the issue and sale of the Common Stock shall not have been secured, unless in the opinion of counsel for the Company, the exercise or issuance is exempt from the obligation to obtain such approval or consent. Each Participant shall agree not to offer, sell, pledge, hypothecate or otherwise transfer any shares of Common Stock purchased pursuant to the exercise of an option granted under this Plan unless the shares have been registered under applicable federal and state securities laws or unless the proposed transaction is exempt from such registration in the opinion of counsel for the Company. Each Participant shall, at the time of purchase of shares of Common Stock upon the exercise of an option, if requested by the Company upon advice of its counsel that the same is necessary or desirable, deliver to the Company his/her written representation that he/she is purchasing the shares for his/her own account for investment and not with a view to public distribution or with any present intention of reselling any of such shares, and deliver such other written representations as may be reasonably requested by the Company to assure compliance with applicable laws. If a Participant so requests, shares purchased upon the exercise of any option may be issued in or transferred into the name of the Participant and another person jointly with right of survivorship.

             15. Changes in Capital Structures. In the event of the payment of any dividend payable in, or the making of any distribution of, Common Stock of the Company to holders of record of Common Stock of the Company, which increases the outstanding Common Stock of the Company

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by more than twenty-five (25%) percent during the period any option granted under this Plan is outstanding or in the event of any stock split, combination of shares, recapitalization or other similar change in the authorized capital stock of the Company during such period or in the event of the merger or consolidation of the Company into or with any other corporation or the reorganization, dissolution, liquidation or winding up of the Company during such period, Participants shall be entitled, upon the exercise of any unexercised option held by them, to receive such new, additional or other shares of stock of any class, or other property (including cash), as they would have been entitled to receive as a matter of law in connection with such payment, distribution, stock split, combination, recapitalization, as the case may be, had they held the shares of the Common Stock being purchased upon exercise of such option on the record date set for such payment or distribution or on the date of such stock split, combination, recapitalization, change, merger, consolidation, reorganization, dissolution or liquidation, and the option price under any such option shall be appropriately adjusted. In case any such event shall occur during the term of this Plan, the number of shares that may be optioned and sold under this Plan as provided in Section 4. shall be appropriately adjusted. The decision of the Board or the Committee, with respect to all such adjustments shall be conclusive.

             16. Nontransferabiltiy. Options granted under this Plan shall not be transferable other than by will or by the laws of descent and distribution, and shall be exercisable only by the Participant or by Participant's heirs or personal representatives in accordance with Section 12. of this Plan.

             17.  Transfers of Stock Received Upon Exercise.  Pursuant to
423(a) of the Code, there shall be no income tax consequences incurred upon the grant of an option or upon the exercise of an option, provided, a Participant who has received stock pursuant to exercise of an option to purchase Common Stock, does not dispose of such shares of stock for a period of 2 years from the date of the grant of the option or for a period of 1 year from the date of transfer of such stock to Participant, whichever is later.

             18. Re-Issuance of Shares. Any shares of Common Stock which, by reason of the expiration of an option or otherwise, are no longer subject to purchase pursuant to an option granted under this Plan shall be available for re-issuance under this Plan.

             19. Interpretation. The Board or the Committee shall interpret this Plan and prescribe, amend or rescind rules and regulations relating to it and make any and all other determinations necessary or advisable for its administration.

             20. Term of Plan, Amendment, Discontinuance. This Plan shall be or has been submitted for approval by the holders of at least a majority of the shares called for that purpose within twelve months before or after adoption of the Plan by the Board. Upon stockholder approval, the Plan shall be deemed effective and adopted as of such date. This Plan, unless sooner terminated or discontinued by the Board pursuant to this Section 19., shall expire on the tenth anniversary of the Effective Date (except to the extent necessary for administration of options exercisable but unexercised on that date), and no options shall be granted under this Plan after that date. The Board may terminate

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or discontinue this Plan at any time and may suspend this Plan or amend or modify this Plan in any respect at any time or from time to time, without the approval of the stockholders, except that the number of shares of Common Stock that may be optioned and sold under this Plan, as provided in Section 4., above, may not be changed (except pursuant to Section 15., above) and the class of eligible employees to whom options may be granted, as provided in Sections 5. and 6. above, may not be modified without the approval of the stockholders of the Company and the Board or the Committee. No action of the Board, the Committee or stockholders may alter or impair the rights of a Participant under any option theretofore granted to him/her without his/her consent to such action.

             21. Effect of the Plan, etc. Neither the adoption of this Plan nor any action of the Board or Committee, shall be deemed to give any employee any right to be granted an option to purchase Common Stock of the Company or any other rights hereunder unless and until the Board or Committee shall have adopted a resolution granting such employee an option, and then only to the extent and on such terms and conditions as may be set forth in such resolution; the terms and conditions of options granted under this Plan may differ from one another as the Board or Committee shall at its discretion determine, as long as all options granted under the Plan satisfy the requirements in this Plan.

Date Adopted by Board:                         January 30, 1997

Date Approved by Shareholders:                 May 22, 1997

Effective Date:                                May 22, 1997

             22. Governing Law. The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the laws of the State of Delaware, except to the extent preempted by federal law, which shall to such extent govern.

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